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                                                                    Exhibit 99.2


                                                   [Logo of National Steel]
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                                                   National Steel Corporation
                                                   4100 Edison Lakes Parkway
                                                   Mishawaka, IN  46545-3440
News Release

Media Contact:               Ronald B. Freeman
                             574-273-7559

Analyst / Investor Contact:  William E. McDonough
                             574-273-7414

                           NATIONAL STEEL CORPORATION
                       CORRECTS REPORTED JULY 2002 EBITDA

     Mishawaka IN, August 29, 2002 - National Steel Corporation, in its press release dated August 28, 2002, reported that its July 2002 EBITDA was positive $7 million. The corrected EBITDA for July 2002 is positive $12.9 million.

     All statements contained in this release, other than historical information, are forward-looking statements. A variety of factors could cause business conditions and the Company's actual results to differ materially from those expected by the Company or expressed in the Company's forward-looking statements. Additional information concerning these factors is available in the Company's most recent Form 10-K for the year ended December 31, 2001. The Company undertakes no responsibility, other than as required under applicable law, to provide future status reports regarding its financial results or its reorganization.

     Headquartered in Mishawaka, Indiana, National Steel Corporation is one of the nation's largest producers of carbon flat-rolled steel products, with annual shipments of approximately six million tons. National Steel employs approximately 8,200 employees. Please visit the Company's web site at www.nationalsteel.com for more information on the Company and its products and facilities.